UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

AMENDED SCHEDULE 14C INFORMATION STATEMENT

January 20, 2016

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

☒	Filed by the registrant

☐	Filed by a party other than the registrant

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

JAYHAWK ENERGY, INC.

(Name of Registrant as Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of Securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction : $____________

5)	Total fee paid: $_____________

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.

3) Filing Party:

4) Date Filed:

JayHawk Energy, Inc.

1314 S. Grand Blvd., Suite 2, Box 348

Spokane, WA  99202

Telephone: 425-442-0931

INFORMATION STATEMENT PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT

OF 1934 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

This Information Statement provides information concerning a revision to the anticipated shareholder mailing date disclosed in the Company’s Definitive Schedule 14C Information Statement filed on November 10, 2015. The revisions have been underlined and highlighted in bold font. This Information Statement is being mailed on or about March 31, 2016 to shareholders of record as of October 30, 2015.

WE ARE NOT ASKING YOU FOR A PROXY. YOU ARE NOT REQUESED TO SEND US A PROXY.

Dear JayHawk Energy, Inc., Stockholders:

NOTICE IS HEREBY GIVEN THAT on October 27, 2015, the Board of Directors of JayHawk Energy, Inc., a Nevada corporation (hereinafter the “Company,” “we,” “our”), approved the following actions: (1) To authorize changing the Company’s name to “Vast Exploration, Inc.” (the “Name Change”); and (2) To authorize a 1 for 100 reverse split of the Company’s issued and outstanding shares of common stock (the “Reverse Split”).

The Company obtained the written consent of the stockholders holding 118,749,788 shares of issued and outstanding common stock, which is equal to approximately 59.41% of the voting power of the Company’s outstanding capital stock, as of October 30, 2015 (the “Majority Stockholders”), to effect the Name Change and the Reverse Split.  Pursuant to Rule 14c-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended, the Name Change and the Reverse Split will not be effective until twenty (20) days after the date a Definitive Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to each of the Company’s stockholders. Notwithstanding the foregoing, we must notify the Financial Industry Regulatory Authority of the Name Change and the Reverse Split by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated effective date of the Name Change and the Reverse Split.

THE NAME CHANGE AND THE REVERSE SPLIT HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE NAME CHANGE AND THE REVERSE SPLIT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THE NAME CHANGE OR THE REVERSE SPLIT.  WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY.

No action is required by you.  The accompanying Information Statement is furnished only to inform our stockholders of the Name Change and the Reverse Split before they occur, in accordance with the requirements of United States Federal Securities Laws.  This Information Statement is being mailed on or about March 31, 2016 to all of the Company’s stockholders of record as of the close of business on October 30, 2015.

By Order of the Board of Directors.

/s/ Scott Mahoney
Name:	Scott Mahoney
Title:	Interim President, Chief Executive Officer & Chief Financial Officer

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C PURSUANT THERETO

January 20, 2016

JayHawk Energy, Inc.

1314 S. Grand Blvd., Suite 2, Box 348

Spokane, WA  99202

Telephone: 425-442-0931

This Amended Information Statement is distributed to inform our stockholders of an action taken without a meeting by the written consent of the holders of a majority of the outstanding voting power of the Company.

WE ARE NOT ASKING YOU FOR A PROXY. YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement has been filed with the Securities and Exchange Commission (the “Commission”) and is being furnished by the Board of Directors of JayHawk Energy, Inc., a Nevada corporation (the “Company”) (the “Board”), to the holders of record at the close of business on October 30, 2015 of the Company’s outstanding capital shares, par value $0.001, pursuant to Rule 14c-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Nevada Revised Statutes.

The cost of preparing and furnishing this Information Statement will be paid by the Company.  We will mail this Information Statement to our registered stockholders and certain beneficial stockholders, when requested by brokerage houses, nominees, custodians, fiduciaries and other similar parties.

This Information Statement informs stockholders of a corporate name change (the “Name Change”) and the 1 for 100 reverse stock split (the “Reverse Split”) both approved by written consent by the Board and the stockholders holding 118,749,788 shares of issued and outstanding common stock, which is equal to approximately 59.41% of the voting power of the Company’s outstanding capital stock, as of October 30, 2015 (the “Majority Stockholders”).

Accordingly, all necessary corporate approvals to effectuate the Name Change and the Reverse Split have been obtained.  The Company is not seeking approval from its remaining stockholders.  This Information Statement is furnished solely for the purpose of informing our stockholders, in the manner required pursuant to the Exchange Act and the Nevada Revised Statutes of the Name Change and the Reverse Split.  Pursuant to Section 14(c) of the Exchange Act and Rule 14c-2 promulgated pursuant thereto, the Name Change and the Reverse Split will not be effective until twenty (20) days after the date a Definitive Information Statement is filed with the Commission and a copy thereof is mailed to each of our stockholders.  The Name Change and the Reverse Split are expected to become effective on or after April 21, 2016 , or such later date as all conditions and requirements to effectuate the Name Change and the Reverse Split are satisfied.  Therefore, this Information Statement is being sent to you for informational purposes only. Notwithstanding the foregoing, we must notify the Financial Industry Regulatory Authority of the Name Change and the Reverse Split by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated effective date of the Name Change and the Reverse Split.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THE NAME CHANGE OR THE REVERSE SPLIT.  WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Company’s stockholders as of the record date are being furnished copies of this Information Statement.  This Information Statement is first being mailed or furnished to our stockholders on or about March 31, 2016 .

Pursuant to Rule 14c-2 promulgated pursuant to the Exchange Act, the Name Change and the Reverse Split may not be effected until at least twenty (20) calendar days after the mailing of the Definitive Information Statement to the Company’s shareholders.  Notwithstanding the foregoing, we must notify the Financial Industry Regulatory Authority of the Name Change and the Reverse Split by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated effective date of the Name Change and the Reverse Split.

NOTICE OF ACTION TAKEN PURSUANT TO THE WRITTEN CONSENT OF A STOCKHOLDER HOLDING A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING CAPITAL STOCK OF JAYHAWK ENERGY, INC., DATED OCTOBER 27, 2015, IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS.

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that, on October 27, 2015, the Company obtained the written consent of its Board of Directors (the “Board”) and on October 27, 2015, the Company obtained the written consent of the stockholder holding 118,749,788 shares of issued and outstanding common stock, which is equal to approximately 59.41% of the voting power of the Company’s outstanding capital stock (the “Majority Stockholder”) to effectuate a corporate name change (the “Name Change”) and the 1 for 100 reverse split of all of the issued and outstanding shares of our common stock (the “Reverse Split”).

FORWARD-LOOKING STATEMENTS

This Information Statement and the documents to which we refer you in this Information Statement may contain forward-looking statements that involve numerous risks and uncertainties which may be difficult to predict. The statements contained in this Information Statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including, without limitation, the management of the Company and the Company’s expectations, beliefs, strategies, objectives, plans, intentions and similar matters. All forward-looking statements included in this Information Statement are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology.

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements.

We caution against placing undue reliance on forward-looking statements, which contemplate our current beliefs and are based on information currently available to us as of the date a particular forward-looking statement is made. Any and all such forward-looking statements are as of the date of this Information Statement. We undertake no obligation to revise such forward-looking statements to accommodate future events, changes in circumstances, or changes in beliefs, except as required by law. In the event that we do update any forward-looking statements, no inference should be made that we will make additional updates with respect to that particular forward-looking statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements may appear in the Company’s public filings with the Securities & Exchange Commission (“SEC”), which are available to the public at the SEC’s website at www.sec.gov. For additional information, please see the section titled “Where You Can Obtain Additional Information” below.

ACTION BY BOARD OF DIRECTORS AND CONSENTING STOCKHOLDER

In accordance with the Nevada Revised Statutes, as amended, on October 27, 2015, by written consent, the Board adopted resolutions approving an amendment to our Articles of Incorporation, as amended to date (the “Articles of Incorporation”) to effect the Name Change and the Reverse Split. The “form of” Certificate of Amendment to our Articles of Incorporation is attached hereto as Exhibit 1.

To obtain the approval of our stockholders for the Name Change and the Reverse Split, we could have convened a special meeting of our stockholders for the specific purpose of voting on the Name Change and the Reverse Split. However, the Nevada Revised Statutes provide that any action that may be taken at any annual or special meeting of our stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding shares of voting capital stock having not less than the minimum number of votes that would be necessary to take such action.  To eliminate the costs and management time involved in holding a meeting and obtaining proxies and effect the Name Change and the Reverse Split as early as possible in order to accomplish the purposes hereafter described, we elected to utilize the written consent of the Majority Stockholders.

INTRODUCTION

JayHawk Energy, Inc., a Nevada corporation with principal executive offices located at 1314 S. Grand Blvd., Suite 2, Box 348, Spokane, WA  99202 (the “Company”), is providing this Information Statement to you. We encourage you to read this entire Information Statement carefully, any exhibits attached hereto and the documents referred to in this Information Statement. You may obtain additional information about the Company by following the instructions in “Where You Can Obtain Additional Information” below.

The Board and Majority Stockholder have authorized the Name Change and the Reverse Split.  Any fractional share will be rounded up to the next whole share.  Stockholders have no rights pursuant to the Nevada Revised Statutes, the Company’s Articles of Incorporation, or the Company’s Bylaws, to exercise dissenters’ rights of appraisal with respect to the Reverse Split.

The Board believes the Name Change is advisable in order to more appropriately reflect the Company’s business focus. Furthermore, the Board believes the Reverse Split is necessary and advisable in order to maintain the Company’s listing on the OTCQB and to aid it’s financing and capital raising ability and to generally maintain flexibility in today’s competitive and rapidly changing environment.

Accordingly, it is the Board’s opinion that the Name Change and the Reverse Split would better position the Company to attract potential business candidates and provide our stockholders a greater potential return.

The Nevada Revised Statutes provide that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. The Nevada Revised Statutes, however, require that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the company.  Accordingly, this Information Statement is to provide that notice.

This Information Statement contains a brief summary of the material aspects of the Name Change and the Reverse Split, approved by the Board and the Majority Stockholder.

NAME CHANGE

Voting on the Name Change

As of October 30, 2015, there were 199,875,629 shares of Common Stock issued and outstanding.

Based on the foregoing, as of October 30, 2015, the total aggregate amount of votes entitled to vote regarding the approval of the Name Change was 199,875,629. Pursuant to the Nevada Revised Statutes at least a majority of the voting equity of the Company, or at least 99,937,815 votes are required to approve the Name Change by written consent.  The Majority Stockholder, which held 118,749,788 votes equal to approximately 59.41% of the voting equity of the Company, has voted in favor of the Name Change, thereby satisfying the requirement pursuant to the Nevada Revised Statutes that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the holder of the Common Stock, the number of shares of Common Stock held by such holder, the total number of votes that such holder voted in favor of the Name Change and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof:

Name of Voting Stockholder	Number of Shares of Common Stock Held	Number of Votes held by such Common Stockholder	Number of Votes that Voted in Favor of the Name Change	Percentage of Voting Equity that Voted in Favor of the Name Change
Vast Exploration, LLC	118,749,788	118,749,788	118,749,788	59.41%

Reason for the Name Change

The Board is of the opinion that it is advisable to change the name of the Company in an effort more appropriately reflect the Company’s business focus.

Effect of the Name Change

The name of the Company will be changed to “Vast Exploration, Inc.”. The Name Change will result in the Company being issued a new stock ticker symbol.

Effective Date of the Name Change

Pursuant to Rule 14c-2 promulgated pursuant to the Exchange Act, the Name Change will not be effective until at least twenty (20) days after the date on which this Information Statement is filed with the Commission and a copy hereof has been mailed to each of our stockholders.  The Company anticipates that this Information Statement will be mailed to our stockholders on or about March 31, 2016 .  Therefore, the Company anticipates that the Name Change will be effective on or about April 21, 2016 , or such later date as all conditions and requirements to effectuate the Name Change are satisfied.  Notwithstanding the foregoing, we must notify the Financial Industry Regulatory Authority of the Name Change by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated effective date of the Name Change.

We intend to file, as soon as practicable on or after the twentieth (20th) day after this Information Statement is sent to our shareholders, a Certificate of Change to our Articles of Incorporation effectuating the Name Change (the “Certificate”). The Certificate will become effective at the close of business on the date the Certificate is accepted for filing by the Secretary of State of Nevada. It is presently contemplated that such filing will be made approximately twenty (20) days from the date that this Information Statement is sent to our shareholders.

REVERSE SPLIT

Voting on the Reverse Split

As of October 30, 2015, there were 199,875,629 shares of Common Stock issued and outstanding.

Based on the foregoing, as of October 30, 2015, the total aggregate amount of votes entitled to vote regarding the approval of the Reverse Split was 199,875,629. Pursuant to the Nevada Revised Statutes at least a majority of the voting equity of the Company, or at least 99,937,815 votes are required to approve the Reverse Split by written consent.  The Majority Stockholder, which held 118,749,788 votes equal to approximately 59.41% of the voting equity of the Company, has voted in favor of the Reverse Split, thereby satisfying the requirement pursuant to the Nevada Revised Statutes that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the holder of the Common Stock, the number of shares of Common Stock held by such holder, the total number of votes that such holder voted in favor of the Reverse Split and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof:

Name of Voting Stockholder	Number of Shares of Common Stock Held	Number of Votes held by such Common Stockholder	Number of Votes that Voted in Favor of the Reverse Split	Percentage of Voting Equity that Voted in Favor of the Reverse Split
Vast Exploration, LLC	118,749,788	118,749,788	118,749,788	59.41%

Reason for Reverse Split

The Board believes the Reverse Split is necessary and advisable in order to maintain the Company’s listing on the OTCQB and to aid it’s financing and capital raising ability and to generally maintain flexibility in today’s competitive and rapidly changing environment.

On October 19, 2015, the Company received an OTCQB Bid Price Deficiency Notice from OTC Markets (the “Notice”). The Notice stated that the Company’s bid price had closed below $0.01 for more than thirty (30) consecutive calendar days and no longer met the Standards for Continued Eligibility for OTCQB as per the OTCQB Standards Section 2.3(2). For more information concerning the Notice please refer to the Company’s Current Reports on Form 8-K filed with the Securities & Exchange Commission (“SEC”) on October 23, 2015. The Board believes that the Reverse Split will likely result in an increase in the book value per share of the outstanding shares of common stock and that this will result in an increase in the Company’s bid price such that it will become compliant with OTCQB Standards Section 2.3(2). However, there is no assurance that any effect on the price of the Company's common stock will result, or that the market price for the Company’s common stock, immediately or shortly after the Reverse Split becomes effective, will increase, or that any increase which may occur will be sustained. The Company cannot control the market’s reaction. Further, there can be no assurance that an increased market price, if it occurs as a result of the Reverse Split, will encourage more broker-dealers or investors to become involved in the Company’s common stock.

The Reverse Split will have the effect of creating newly authorized shares of our common stock.  Any issuance of additional shares of our common stock would probably have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock.  Any additional shares of our common stock, when issued, would have the same rights and preferences as the shares of common stock presently outstanding.  Additional shares of our common stock will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, conversion of debt to equity, stock options, or other corporate purposes. The Company does not anticipate that it would seek authorization from its stockholders for issuance of such shares, unless required by applicable law.

The Board believes that the Reverse Split and any resulting increase per share price of our common stock could also enhance the acceptability and marketability of our common stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our common stock.  Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks.  Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks due to, among other reasons, the trading volatility often associated with lower-priced stocks.  Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our common stock.

Potential investors who might consider making investments in the Company may be unwilling to do so when the Company has a large number of shares issued and outstanding with little or no stockholders’ equity. In other words, the “dilution” which new investors could experience could discourage them from investing. A reduction in the total outstanding shares of our common stock may, without any assurance, make the Company’s capitalization structure more attractive.

For these reasons, the Board has chosen to adopt and recommend the Reverse Split. The Company is not, however, a party to any binding agreement, acquisition agreement or agreement to raise additional working capital, nor can we be certain that the Reverse Split will have a long-term positive effect on the market price of our common stock or increase the Company’s abilities to enter into financing arrangements in the future.

Effect of the Reverse Split

The principal effect of the Reverse Split will be the reduction in the number of shares of our common stock issued and outstanding on the effective date of the Reverse Split, from 199,875,629 shares, as of the effective date, to approximately 1,998,756 shares, depending on the number of whole shares issuable for fractional shares resulting from the Reverse Split.

The Reverse Split will affect all of our common stockholders uniformly. The Reverse Split, however, will adversely affect our common stockholders percentage ownership interests in the Company and their proportionate voting power.  Accordingly, the Reverse Split will dilute the equity interests and earnings per share of the existing holders of our common stock. The shares of our common stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. The Reverse Split will not increase or decrease the market capitalization of the Company. The Reverse Split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act.

The other primary effect of the Reverse Split will be to provide us with additional shares of common stock that will be available for various corporate purposes. We may use the shares of our common stock for, among other things:

●	Raising working capital through equity issuances;
●	Providing equity incentives to employees, officers or directors;
●	Establishing strategic relationships with other companies;
●	Expanding our business through acquisitions and other investment opportunities;
●	Paying existing and future obligations and commitments; and,
●	For general corporate purposes.

We have no definitive plans or arrangements to issue any such shares, although we evaluate, from time to time, potential transactions that may result in the issuance of such shares. The Board believes that it is advisable and in our best interests to have available additional authorized but unissued shares of common stock adequate to provide for our future needs. The unissued shares of our common stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions.

The history of similar reverse stock splits for companies in similar circumstances is varied.  If the Reverse Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of the Reverse Split.

The liquidity of our common stock could be affected adversely by the decreased number of shares of our common stock outstanding after the Reverse Split. Although the Board believes that a higher stock price could help generate investor interest and increased volume in trading of our common stock, there can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors or investment funds, or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the decreased liquidity that may result from having fewer shares issued and outstanding may not be offset by increased investor interest in our common stock.

The Reverse Split will increase the number of shareholders who own odd-lots. An odd-lot is fewer than 100 shares. Such shareholders may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.

CUSIP Number

As a result of the Name Change and the Reverse Split, the Company’s common stock will receive a new CUSIP number, which is the number used to identify the Company’s equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number. Our common stock will continue to be quoted on the OTC Markets, subject to compliance with OTCQB listing standards.

Anti-Takeover Effects of the Reverse Split

A possible effect of the Reverse Split may be to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management. The Board could use the additional shares of our common stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent stockholders that would provide an above market premium by issuing additional shares of our common stock.

The Reverse Split is not the result of the Board’s knowledge of an effort to accumulate any of the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Split a plan by the Board to adopt a series of amendments to the Articles of Incorporation or our Bylaws to institute an anti-takeover provision. We do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Although the Reverse Split is not being undertaken by the Board to institute an anti-takeover provision, in the future the Board could, subject to its fiduciary duties and applicable law, use the unissued shares of our common stock to frustrate persons seeking to take over or otherwise gain control of the Company by, for example, privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid. Shares of our common stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the Company’s Bylaws or certain provisions of the Articles of Incorporation would not receive the requisite vote. Such uses of our common stock could render more difficult, or discourage, an attempt to acquire control of the Company, if such transactions were opposed by the Board. However, it is also possible that an indirect result of the anti-takeover effect of the Reverse Split could be that our shareholders will be denied the opportunity to obtain any advantages of a hostile takeover, including, but not limited to, receiving a premium to the then current market price of our common stock, if the same was so offered by a party attempting a hostile takeover of the Company. We are not aware of any party’s interest in or efforts to engage in a hostile takeover attempt as of the date of this Information Statement.

Effective Date and Effects of the Reverse Split

Pursuant to Rule 14c-2 promulgated pursuant to the Exchange Act, the Reverse Split will not be effective until at least twenty (20) days after the date on which this Information Statement is filed with the Commission and a copy hereof has been mailed to each of our stockholders.  The Company anticipates that this Information Statement will be mailed to our stockholders on or about March 31, 2016 .  Therefore, the Company anticipates that the Reverse Split will be effective on or about April 21, 2016 , or such later date as all conditions and requirements to effectuate the Reverse Split are satisfied.  Notwithstanding the foregoing, we must notify the Financial Industry Regulatory Authority of the Reverse Split by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated effective date of the Reverse Split.

We intend to file, as soon as practicable on or after the twentieth (20th) day after this Information Statement is sent to our shareholders, a Certificate of Change to our Articles of Incorporation effectuating the Reverse Split (the “Certificate”). The Certificate will become effective at the close of business on the date the Certificate is accepted for filing by the Secretary of State of Nevada. It is presently contemplated that such filing will be made approximately twenty (20) days from the date that this Information Statement is sent to our shareholders.

EXCHANGE ACT REGISTRATION

We will continue to be subject to the periodic reporting requirements of the Exchange Act.  Our common stock is, currently, registered pursuant to Section 12(g) of the Exchange Act and, as a result, we are subject to periodic reporting and other requirements. The Reverse Split will not affect the registration of our common stock pursuant to the Exchange Act.

ACCOUNTING CONSEQUENCES

Upon the Reverse Split becoming effective, the par value per share of our common stock will remain unchanged at $0.001 per share. As a result, on the effective date of the Reverse Split, the stated capital on the Company’s balance sheet attributable to our common stock will be reduced proportionally, based on the exchange ratio of the Reverse Split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The net income or loss and net book value per share of common stock will be increased, because there will be fewer shares of our common stock outstanding. It is not anticipated that any other accounting consequences will result from the Reverse Split.

EFFECT OF THE REVERSE SPLIT ON CONVERTIBLE SECURITIES

Proportionate adjustments will be made based on the ratio of the Reverse Split to the number of shares our common stock issuable upon the conversion of all outstanding convertible securities entitling the holders to convert into shares of our common stock.  This will result in approximately the same aggregate conversion ratio required to assure the same value of shares of our common stock being delivered upon such conversion immediately following the Reverse Split as was the case immediately preceding the Reverse Split.  The number of shares of our common stock reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Split ratio, subject to the Company’s treatment of fractional shares.

NO GOING PRIVATE TRANSACTION

Notwithstanding the decrease in the number of outstanding shares of our common stock following the Reverse Split, the Board does not intend for the Reverse Split to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 promulgated pursuant to the Exchange Act.

BENEFICIAL HOLDERS OF COMMON STOCK (SHAREHOLDERS WHO HOLD SHARES IN STREET NAME)

Upon the implementation of the Reverse Split, the Company intends to treat shares of its common stock held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares of common stock are registered in their names.  Banks, brokers, custodians or other nominees will be instructed to effectuate the Reverse Split for their beneficial holders holding our common stock in street name.  However, those banks, brokers, custodians or other nominees may have procedures different than those for registered shareholders for processing the Reverse Split.  Shareholders who hold shares of our common stock with a bank, broker, custodian or other nominee and have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

REGISTERED “BOOK-ENTRY” HOLDERS OF COMMON STOCK (SHAREHOLDERS THAT ARE REGISTERED ON OUR TRANSFER AGENT’S BOOKS AND RECORDS BUT DO NOT HOLD STOCK CERTIFICATES)

Certain of the Company’s registered shareholders may hold some or all of their shares of our common stock electronically in book-entry form with our transfer agent.  These shareholders do not have stock certificates evidencing their ownership of our common stock.  They are, however, provided with statements identifying the number of shares of our common stock registered in their accounts.

Shareholders who hold shares of our common stock electronically in book-entry form with our transfer agent will not need to take action to receive whole shares of post-Reverse Split common stock (the exchange will be automatic), subject to adjustment for treatment of fractional shares.

HOLDERS OF CERTIFICATED COMMON SHARES

Shareholders holding shares of the Company’s common stock in certificated form will be sent a transmittal letter by the Company’s transfer agent after the Reverse Split is effective.  The letter of transmittal will specify instructions regarding how a shareholder should surrender his, her or its certificate(s) representing the Company’s common stock to our transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Split common stock.  No new certificates will be issued to a shareholder until such shareholder has surrendered all old certificates, together with a properly completed and executed letter of transmittal, to our transfer agent.  No shareholder will be required to pay a transfer or other fee to exchange his, her or its old certificate(s).  Shareholders will then receive new certificates representing the number of whole common shares that they are entitled to as a result of the Reverse Split, subject to the treatment of fractional shares.  Until surrendered, the Company will deem outstanding old certificates held by shareholders to be cancelled and only represent the number of whole post-Reverse Split shares of our common stock to which those shareholders are entitled, subject to such treatment of fractional shares.  Any old certificates submitted for exchange, whether because of a sale, transfer or other disposition, will automatically be exchanged for new certificates.  If an old certificate has a restrictive legend, the new certificate will be issued with the same restrictive legend.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES UNTIL REQUESTED TO DO SO.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership of our common stock by each person known by us to be the beneficial owner of more than five percent (5%) of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the U.S. Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days of October 30, 2015 through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days of October 30, 2015, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days of October 30, 2015. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

This table is based upon information derived from our stock records. We believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned; except as set forth above, applicable percentages are based upon 199,875,629 shares of common stock outstanding as of October 30, 2015. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to conversion of warrants and options held by that person that are currently exercisable or exercisable within sixty (60) days of October 30, 2015. We did not deem those shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

(a)   Names of Certain Beneficial Owners

Class of Stock	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (4)
Common	Scott Mahoney 10119 W. Lariat Lane, Peoria, AZ 85383	118,874,159(indirect)(1)(2)	59.44% (1)(2)
Common	Vast Exploration, LLC 10119 W. Lariat Lane, Peoria, AZ 85383	118,874,159 (direct)(2)	59.44% (2)
Common	Galaxy Energy, Inc. 603 W. Main, Stigler, OK 74462	124,371(3)	0.06% (3)

(1) Scott Mahoney, as the CEO and Managing Member of Vast Exploration, LLC is the natural person with voting and dispositive control over Vast Exploration, LLC and is deemed to be a beneficial owner.  Mr. Mahoney disclaims beneficial ownership of the Vast Exploration, LLC owned shares.

(2) Vast Exploration, LLC beneficially owns 118,749,788 shares of common stock and pursuant to the terms of certain debt securities held by Vast Exploration, LLC the aggregate amount of securities it beneficially owns may be increased by 297,686,251 shares for a total of 416,436,039 shares as of October 30, 2015, subject to an increase in the authorized capital of the Company. For purposes of determining the aggregate amount of securities beneficially owned pursuant to the aforementioned debt securities the Company has assumed beneficial ownership based upon the maximum principal balance of the debt securities as of October 30, 2015. The Company has issued 199,875,629 out of a total authorized capital amount of 200,000,000 leaving 124,371 unissued shares.  The Percent of Class beneficially owned was calculated as follows: 118,749,788 (shares of common stock owned) plus (+) 124,371 (beneficial ownership based on conversion of derivative securities held up to the Company’s current authorized capital of 200,000,000) equals (=) 118,874,159 shares beneficially owned. 118,874,159 (shares beneficially owned) divided (/) by 200,000,000 (current authorized capital) equals (=) 59.44%.

(3)  Galaxy Energy, Inc. beneficially owns 0 shares of common stock and pursuant to the terms of certain debt securities held by Galaxy Energy, Inc., the aggregate amount of securities it beneficially owns may be increased by 20,000,000 shares for a total of 20,000,000 shares as of October 30, 2015, subject to an increase in the authorized capital of the Company. For purposes of determining the aggregate amount of securities beneficially owned pursuant to the aforementioned debt securities the Company has assumed beneficial ownership based upon the maximum principal balance of the debt securities as of October 30, 2015. The Company has issued 199,875,629 out of a total authorized capital amount of 200,000,000 leaving 124,371 unissued shares.  The Percent of Class beneficially owned was calculated as follows: 0 (shares of common stock owned) plus (+) 124,371 (beneficial ownership based on conversion of derivative securities held up to the Company’s current authorized capital of 200,000,000) equals (=) 124,371 shares beneficially owned. 124,371 (shares beneficially owned) divided (/) by 200,000,000 (current authorized capital) equals (=) 0.06%.

(4) Pursuant to Rule 13d-3(d)(1)(i)  the percentage calculations use different totals of outstanding securities for the purpose of determining ownership.  Any securities not outstanding which are subject to such options, warrants, rights or conversion privileges shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

(b)   Security Ownership of Management.

This table is based upon information derived from our stock records. We believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned; except as set forth above, applicable percentages are based upon 199,875,629 shares of common stock outstanding as of October 30, 2015. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to conversion of warrants and options held by that person that are currently exercisable or exercisable within sixty (60) days of October 30, 2015. We did not deem those shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Class of Stock	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (10)
Common	Scott Mahoney, interim President, CEO, CFO, Director (9) 10119 W. Lariat Lane, Peoria, AZ 85383	118,874,159(indirect)(1)(2)	59.44% (1)(2)
Common	Lindsay Gorrill, Director (6) 611 E. Sherman Avenue Coeur d’Alene, ID 83814	5,200,483 (direct)(3)	2.60% (3)
Common	Matthew Wayrynen, Director (7) 560 Granville, Suite 900 Vancouver, BC V6C 3P1	490,954 (5)	0.25% (5)
Common	Kelly Stopher, Director (8) 1314 S. Grand, Suite 2, Box 348 Spokane, WA 99202	125,371 (direct)(4)	0.06% (4)
All Officers and Directors as a Group		124,690,967	62.3%

(1) Scott Mahoney, as the CEO and Managing Member of Vast Exploration, LLC is the natural person with voting and dispositive control over Vast Exploration, LLC and is deemed to be a beneficial owner.  Mr. Mahoney disclaims beneficial ownership of the Vast Exploration, LLC owned shares.

(2) Vast Exploration, LLC beneficially owns 118,749,788 shares of common stock and pursuant to the terms of certain debt securities held by Vast Exploration, LLC the aggregate amount of securities it beneficially owns may be increased by 297,686,251 shares for a total of 416,436,039 shares as of October 30, 2015, subject to an increase in the authorized capital of the Company. For purposes of determining the aggregate amount of securities beneficially owned pursuant to the aforementioned debt securities the Company has assumed beneficial ownership based upon the maximum principal balance of the debt securities as of October 30, 2015. The Company has issued 199,875,629 out of a total authorized capital amount of 200,000,000 leaving 124,371 unissued shares.  The Percent of Class beneficially owned was calculated as follows: 118,749,788 (shares of common stock owned) plus (+) 124,371 (beneficial ownership based on conversion of derivative securities held up to the Company’s current authorized capital of 200,000,000) equals (=) 118,874,159 shares beneficially owned. 118,874,159 (shares beneficially owned) divided (/) by 200,000,000 (current authorized capital) equals (=) 59.44%.

(3) Lindsay Gorrill beneficially owns 5,076,112 shares of common stock and pursuant to the terms of certain stock options held by Lindsay Gorrill, the aggregate amount of securities he beneficially owns may be increased by 1,950,000 shares for a total of 7,026,112 shares, subject to an increase in the authorized shares of the Company. The Percent of Class beneficially owned was calculated as follows:  The Company has issued 199,875,629 out of a total authorized capital amount of 200,000,000 leaving 124,371 unissued shares.  Exercising of the options held by Lindsay Gorrill without an increase in authorization capital of the Company would result in the beneficial ownership of 5,200,483 shares beneficially owned (5,076,112+124,371=5,200,483).  The Percent of Class beneficially owned was calculated as follows: 5,076,112 (shares of common stock owned) plus (+) 124,371 (beneficial ownership based on exercise of options held up to the Company’s current authorized capital of 200,000,000) equals (=) 5,200,483 shares beneficially owned. 5,200,483 (shares beneficially owned) divided (/) by 200,000,000 (current authorized capital) equals (=) 2.60% of Class.

(4) Kelly Stopher beneficially owns 1,000 shares of common stock, and pursuant to the terms of certain stock options held by Kelly Stopher, the aggregate amount of securities he beneficially owns is may be increased by 1,150,000 shares for a total of 1,151,000 shares, subject to an increase in the authorized shares of the Company. The Percent of Class beneficially owned was calculated as follows:  The Company has issued 199,875,629 out of a total authorized capital amount of 200,000,000 leaving 124,371 unissued shares.  Exercising of the options held by Kelly Stopher without an increase in authorization capital of the Company would result in the beneficial ownership of 125,371 shares beneficially owned (1,000+124,371=125,371).  The Percent of Class beneficially owned was calculated as follows: 1,000 (shares of common stock owned) plus (+) 124,371 (beneficial ownership based on exercise of options held up to the Company’s current authorized capital of 200,000,000) equals (=) 125,371 shares beneficially owned. 125,371 (shares beneficially owned) divided (/) by 200,000,000 (current authorized capital) equals (=) 0.06% of Class.

(5) Matthew Wayrynen beneficially owns 366,583 shares of common stock and pursuant to the terms of certain stock options held by Matthew Wayrynen, the aggregate amount of securities he beneficially owns may be increased by 300,000 shares for a total of 666,583 shares, subject to an increase in the authorized shares of the Company. The Percent of Class beneficially owned was calculated as follows:  The Company has issued 199,875,629 out of a total authorized capital amount of 200,000,000 leaving 124,371 unissued shares.  Exercising of the options held by Matthew Wayrynen without an increase in authorization capital of the Company would result in the beneficial ownership of 490,954 shares beneficially owned (366,583+124,371= 490,954).  The Percent of Class beneficially owned was calculated as follows: 366,583 (shares of common stock owned) plus (+) 124,371 (beneficial ownership based on exercise of options held up to the Company’s current authorized capital of 200,000,000) equals (=) 490,954 shares beneficially owned. 490,954 (total shares beneficially owned) divided (/) by 200,000,000 (current authorized capital) equals (=) 0.25% of Class

(6) On October 1, 2015, Lindsay E. Gorrill tendered his resignation from the Board of Directors of the Company.

(7) On October 1, 2015, Matthew Wayrynen tendered his resignation from the Board of Directors of the Company.

(8) On October 1, 2015, Kelly Stopher tendered his resignation as interim President, CEO and CFO of the Company. On October 1, 2015, Kelly Stopher was appointed to the Board of Directors of the Company.

(9) On October 1, 2015, Scott Mahoney was appointed as interim President, CEO and CFO of the Company.

(10) Pursuant to Rule 13d-3(d)(1)(i)  the percentage calculations use different totals of outstanding securities for the purpose of determining ownership.  Any securities not outstanding which are subject to such options, warrants, rights or conversion privileges shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

VOTING PROCEDURES

Pursuant to the Nevada Revised Statutes and our governing documents, the affirmative vote of the holders of a majority of the voting power of our capital stock is sufficient to amend our Articles of Incorporation, which vote was obtained by the written consent of the majority voting power as described herein.  As a result, the amendment to our Articles of Incorporation has been approved and no additional votes will be needed.

REGULATORY APPROVAL

The Company is not aware of any material governmental or regulatory approval required for completion of the Reverse Split, other than compliance with the relevant federal and state securities laws and the Nevada Revised Statutes.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the Commission.  The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Commission.  Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549.  Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates.  The Commission maintains a website on the Internet (http://www.sec.gov) that contains the filings of issuers that file electronically with the Commission through the EDGAR system.  Copies of such filings may also be obtained by writing to the Company at 1314 S. Grand Blvd., Suite 2, Box 348, Spokane, WA  99202.

NO DISSENTERS’ RIGHTS

Pursuant to the Nevada Revised Statutes, the Reverse Split will not provide stockholders the opportunity to dissent from the Reverse Split and to receive an agreed or judicially appraised value for their shares of our common stock.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at (address)

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the actions to be taken by written consent, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

January 20, 2016

/s/ Scott Mahoney
Scott Mahoney
Interim President, Chief Executive Officer, Chief Financial Officer - Director

EXHIBIT 1

Form of

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of the Corporation: JayHawk Energy, Inc.

2. The Articles have been amended as follows:

ARTICLE I - Name is hereby amended to read as follows:

The name of the corporation is VAST EXPLORATION, INC.

ARTICLE IV - Authorized Capital Stock is hereby amended to read as follows:

Common Stock:

The total number of shares of Common Stock that the corporation will have authority to issue is Two Hundred Ten Million (210,000,000) shares. The shares will have par value of $0.001 per share.  All of the Common Stock authorized herein will have equal voting rights and powers without restrictions in preference.

Reverse Split of Issued and Outstanding Common Stock

Effective as of the Effective Date of this Certificate of Amendment, each one hundred (100) shares of the issued and outstanding Common Stock of the Corporation ("Prior Common") will be reverse split into one (1) share of Common Stock of the Corporation ("New Common"). This reverse split will affect only issued and outstanding common shares.  Each record and beneficial holder who would receive a fractional share as a result of the reverse stock split will receive a full share of Common Stock.

No other changes to the Company’s Capital Stock are affected by this Amendment to ARTICLE IV.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 118,749,788.

4. Effective Date and Time of Filing: __________________   Time:______________

5. Signature: (required)

X____________________________

Signature of Officer